EXHIBIT 10.65

CONFIDENTIAL

May 31, 2006

Cord Blood America, Inc.

9000 W.Sunset Blvd. Suite 400

Los Angeles, CA 90069

CONFIDENTIAL

LETTER AGREEMENT

Gentlemen,

This writing will serve to memorialize our understanding together. Cord Blood America, Inc. cryogenically preserves umbilical cord blood stem cells and stores them privately for families. (trading on the OTC Bulletin Board under the symbol “CBAI”). CBAI desires to enhance shareholder value by exploring various growth models and by obtaining approx. $15 million in new capital funding in order to further implement its expansion plan.

You have further advised 1st SB that at this present time in the interests of expediency and effectiveness in order to effect the Company’s financing requirements you desire us to serve as a CONSULTANT and as such to use our best efforts to expedite introductions and/or transactions concerning the formulation of strategic alliances and business relationships and/or affiliations deemed appropriate and in line with the Company’s business plans and objectives. In regard to any financing, as CONSULTANT 1st SB will only act to introduce CBAI to candidates for funding sources, with the Company having ultimate and sole responsibility for negotiating the terms of any potential funding transaction.

PAGE TWO of LETTER AGREEMENT

1st SB Partners Ltd.

May 31, 2006

As well, CBAI desires that 1st SB review the Company’s business plan.

During our engagement with the Company should the Company determine to execute a Term Sheet/Funding Proposal (referred hereinafter as “FP”) pursuant to the CONSULTANT services of 1st SB as contemplated hereby, then in such event CBAI shall upon first funding on demand of 1st SB immediately issue to 1st SB (solely at the direction of 1st SB as to designee and warrant increments) 10% (ten percent) of the aggregate number of shares of common stock of the Company issued and issuable in connection with the funding(s) in warrants granting one share of CBAI’s common shares per warrant(the number to include shares to be issued or issuable by any conversion in the funding(s)). The exercise price for each warrant shall be equal to the effective exercise price per share paid for the issued or issuable shares of common stock of the Company in each funding (or in the instance of a convertible security, the conversion price or exercise price per share of common stock on the closing date) and shall be subject to a cashless exercise provision. Said warrants shall be neither callable nor redeemable. Said warrants shall have a same term as the investor, and will enjoy demand piggy-back registration rights. The number of shares of common stock issuable upon exercise of the warrants shall be calculated by including shares issuable upon conversion or exercise of securities issued in such funding. CBAI will provide holder with fifteen days’ written notice of intent to file a registration statement (other than an S-8 registration). CBAI will use its best efforts to adopt the form of warrant provided by 1st SB, and both parties agree that the warrant in final mutually agreed form will issue to 1stSB or at its direction upon first funding closed.

This agreement shall be for a term of six months from the date of complete execution by the parties hereto, unless extended by mutual agreement of the parties hereto, or terminated for cause. Cause is defined to mean (i) willful failure by either party hereto to perform material duties hereunder, or (ii) engagement by either party hereto in criminal activities or regulatory misconduct, or (iii) commission by either party hereto of any act of fraud or bad faith in connection with this agreement.

PAGE THREE of LETTER AGREEMENT

1st SB Partners Ltd.

May 31, 2006

As additional CONSULTANT’S FEE compensation for our services, the Company agrees to pay 1st SB 6% (six percent) of gross funding as funding occurs (incl. 6% of warrant funding). (all fees and warrants compensation in payment for CONSULTANT’S FEE services hereunder are considered “quantum meruit” and as such are non-assessable, non-refundable and non-accountable compensation). All fee payments due 1st SB shall be payable at funding and on demand of 1st SB via wire transfer instructions provided to CBAI. Delivery of the warrants shall be made by fed/ex to our NY offices. It is also understood and agreed, that should the Company seek to conduct a transaction with any funding source introduced by 1st SB pursuant to this undertaking, and the Non-Disclosure Agreement (NDA) executed by the Company and 1st SB as of May 22, 2006, then in such event, prior written consent by 1st SB shall be required which shall contain specific terms of such proposed transaction including compensation to be paid 1st SB, which (in the instance of a funding transaction) shall be ratably equal (unless otherwise agreed in writing by both parties) to the fees and compensation required by this agreement for a period of three years from the termination date of this Agreement.  Prior written notice of your intent to conduct any transaction with a business source introduced to the Company by 1st SB during the applicable three year period, and any other written notices as may be required as described above shall be given by certified mail: Attention: Sarah R. Speno, President & Attorney, 1st SB Partners Ltd. 1775 York Avenue NY, NY 10128.Nothing contained in this agreement shall constitute 1st SB as an employee or agent of the Company; it being acknowledged and agreed by the parties that 1st SB shall perform their CONSULTANT services as an independent contractor and shall not have the authority to obligate, commit or act on behalf of the Company in any manner whatsoever. The Company shall make no deductions or withholdings from any payments due to 1st SB hereunder for federal, state or local income tax purposes and 1st SB shall be solely responsible for any taxes and other payments due on the consideration received hereunder. The parties hereto understand and acknowledge that 1st SB as CONSULTANT is acting only in the capacity of a CONSULTANT and shall have no authority to enter into any commitments on CBAI’s behalf, or to negotiate the terms of any transaction, or to hold funds or securities in connection with a financing or perform any act which would require CONSULTANT to become licensed as

PAGE FOUR of LETTER AGREEMENT

1st SB Partners Ltd.

May 31, 2006

a securities broker or dealer. CBAI represents and warrants that all information provided CONSULTANT pertaining to CBAI shall be true and correct and CBAI shall hold 1st SB (and its principals and consultants) harmless from any and all liability, expenses or claims arising from the disclosure of such information to CONSULTANT’s funding sources. This Letter Agreement shall be binding on the respective parties, their principals, officers and directors, agents, employees, accountants, attorneys and consultants, affiliates, subsidiaries, successors and permitted assigns, and may not be modified nor any provision waived except by a written agreement signed by the parties hereto.

This Letter Agreement shall be governed pursuant to the laws of the State of New York (without regard to conflict of laws), and any dispute that may arise hereunder shall be subject to the jurisdiction of the federal district court, Southern District of New York, unless the federal rule on diversity precludes such action then, in such event, the parties consent to the jurisdiction of the State of New York Supreme Court, NY County. Should any legal action or proceeding arising from or relating to this agreement be brought by either party hereto, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, reasonable attorneys fees and costs that may be so incurred.

In the event that on-site meetings are required in the offices of CBAI, then in such event CBAI will pay the reasonable travel/lodging expenses (subject to prior approval of the Company) in order for 1st SB to attend.

CONSULTANT Services to be performed by 1st SB pursuant to this Agreement, shall be performed exclusively by Sarah R. Speno, Pres. & Attorney 1st SB. With the exception of confidential attorney/client communications as between the Company and its attorney, all telephone calls, conference calls, correspondence, emails, fax transmissions, transmittal of all documents, due diligence and transaction materials and the like, and all manner of communication engaged in by the Company and/or attorneys or other representatives of the Company and the funding source provided to the Company pursuant to the services of 1st SB shall contemporaneously include Ms. Speno personally and/or as copied on all such communication.

PAGE FIVE of LETTER AGREEMENT

1st SB Partners Ltd.

May 31, 2006

This Letter Agreement together with the NDA executed by the parties hereto as of May 22, 2006 constitute the entire agreement between the parties. Any prior negotiations or representations not expressly set forth herein are of no force and effect. This Letter Agreement may not be assigned by any party without the express written consent of all the parties hereto. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force and effect. The parties hereto acknowledge that each has obtained independent legal counsel to review/approve the provisions of this Letter Agreement and the enforceability, legality and propriety hereof.

This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Complete execution shall be effected by both parties’ signatures below.

AS AGREED AND ACCEPTED BY:

__________________________________________

1ST SB PARTNERS LTD.

By its:

__________________________________________

PRINT  NAME of OFFICER/TITLE

Date Signed: ________________________________

__________________________________________

CORD BLOOD AMERICA, INC.

By its:

__________________________________________

PRINT  NAME of OFFICER/TITLE

Date Signed:________________________________

__________________________________________

PRINT NAME of OFFICER/TITLE

Date Signed:________________________________